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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT - July 17, 2001
                      (Date of Earliest Event Reported)


                               GLOBALNET, INC.
            (Exact name of registrant as specified in its charter)


                         Commission File No. 0-27469


            NEVADA                                      87-0635536
------------------------------              ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

1919 South Highland Avenue, Suite 125-D
LOMBARD, ILLINOIS                                                   60148
-----------------------------------------------               ------------------
(Address of principal                                             (Zip Code)
  executive offices)


Registrant's telephone number, including area code:  (630) 652-1300

                                   N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)












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ITEM 5.  Other Events.

         Registrant has requested a hearing before a Nasdaq Listing Qualifications Panel to ask for continued listing of the company's stock on the Nasdaq SmallCap Market. The request follows registrant's receipt of a Nasdaq Staff Determination on July 17, 2001, indicating that it had failed to comply with the minimum $35 million market capitalization requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B)(ii), and that its securities are, therefore, subject to delisting from The Nasdaq SmallCap Market. Pending the outcome of the hearing, completion of the review process and further notification from Nasdaq, registrant's common stock will continue to trade on The Nasdaq SmallCap Market. However, there can be no assurance that the Panel will grant registrant's request for continued listing. In the event that registrant's securities were delisted, they would be eligible to trade on the Over the Counter Bulletin Board Market (OTC BB).





Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits


(a)      Financial Statements.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits

EXHIBIT                    DESCRIPTION

  99.1                     Press Release dated July 18, 2001.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GLOBALNET, INC.



                                    By /s/ Robert J. Donahue
                                    ------------------------
                                    Name:  Robert J. Donahue
                                    Title: Chairman and Chief Executive Officer


Dated: July 18, 2001